UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-2000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2013, as further discussed in Item 2.03 below, Calpine Corporation (“Calpine”) closed on its offerings of $750 million in aggregate principal amount of its 6.000% Senior Secured Notes due 2022 (the “2022 Notes”) and $490 million in aggregate principal amount of its 5.875% Senior Secured Notes due 2024 (the “2024 Notes” and together with the 2022 Notes, the “New Notes”). Both offerings were completed in private placements. The New Notes were issued under separate indentures, each dated as of October 31, 2013 (the “Indentures”), among Calpine, the guarantors party thereto and Wilmington Trust, National Association, as trustee. The New Notes and related guarantees are secured equally and ratably with Calpine’s first lien credit facilities and certain other indebtedness that is permitted to be secured by such assets, by a first-priority lien on substantially all of Calpine’s and certain of the guarantors’ existing and future assets, subject to certain exceptions and permitted liens. The net proceeds from the offering of the 2022 Notes, together the proceeds from other financing transactions and cash on hand, will be used to pay the consideration in the tender offer and consent solicitation Calpine has undertaken in respect of its existing 7.25% Senior Secured Notes due 2017 (the “2017 First Lien Notes”), to redeem any 2017 First Lien Notes not tendered in the tender offer and consent solicitation and pay premiums, fees and expenses relating to the tender offer and consent solicitation and the redemption (if any). The net proceeds from the offering of the 2024 Notes will be used, together with cash on hand, to redeem 10% of the original aggregate principal amount of each series of Calpine’s existing notes (other than its 2017 First Lien Notes) at a redemption price of 103% of the principal amount redeemed, plus accrued and unpaid interest, and to pay premiums, fees and expenses relating to such redemption. The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.

On October 30, 2013, after receiving the requisite consents in the tender offer and consent solicitation relating to its 2017 First Lien Notes, Calpine, the guarantors party thereto and Wilmington Trust Company, as trustee, executed a supplemental indenture to the indenture governing the 2017 First Lien Notes. As previously disclosed, the supplemental indenture eliminates substantially all of the restrictive covenants, certain events of default and related provisions contained in the indenture governing the 2017 First Lien Notes with respect to any such notes that remain outstanding after consummation of the tender offer and consent solicitation, releases the liens on the collateral securing the 2017 First Lien Notes and amends the satisfaction and discharge provision of the indenture governing the 2017 First Lien Notes. This summary of the terms of the supplemental indenture is qualified in its entirety by reference to the supplemental indenture, a copy of which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 31, 2013, Calpine issued $750 million in aggregate principal amount of its 2022 Notes and $490 million in aggregate principal amount of its 2024 Notes in private placements. This summary of the terms of the Indentures and the New Notes is qualified in its entirety by reference to the Indentures, copies of which (including the form of the New Notes) are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

The 2022 Notes bear interest at 6.000% and the 2024 Notes bear interest at 5.875%, both payable semiannually on January 15 and July 15 of each year beginning on June 15, 2014 for the 2022 Notes and January 15, 2014 for the 2024 Notes. Calpine will make each interest payment to the holders of record on the January 1 and July 1 immediately preceding the applicable interest payment date. The 2022 Notes will mature on January 15, 2022 and the 2024 Notes will mature on January 15, 2024. The New Notes are guaranteed by each of Calpine’s current and future subsidiaries that is a guarantor under Calpine’s first lien credit facilities and rank equally in right of payment with all of Calpine’s and the guarantors’ other existing and future senior indebtedness, and will be effectively subordinated in right of payment to all existing and future liabilities of Calpine’s subsidiaries that do not guarantee the New Notes. The New Notes are secured equally and ratably with indebtedness under Calpine’s first lien credit facilities and certain other indebtedness that is permitted to be secured by such assets, by a first-priority lien, on substantially all of Calpine’s and certain of the guarantors’ existing and future assets, subject to certain exceptions and permitted liens.

Subject to certain qualifications and exceptions, the Indentures will, among other things, limit Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into commodity hedge agreements;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.

On or after November 1, 2016, Calpine may on any one or more occasions redeem all or a part of the 2022 Notes, and on or after November 1, 2018, Calpine may on any one or more occasions redeem all or a part of the 2024 Notes, in each case upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indentures, plus any accrued and unpaid interest. Calpine may also redeem any of the 2022 Notes at any time prior to November 1, 2016, and any of the 2024 Notes at any time prior to November 1, 2018, in each case at a price equal to 100% of the aggregate principal amount thereof, plus a “make whole” premium and accrued and unpaid interest. Prior to November 1, 2016, Calpine may redeem up to 35% of the aggregate principal amount of the New Notes with the net cash proceeds of certain equity offerings, at a price equal to 106.000% of the aggregate principal amount of the 2022 Notes and at a price equal to 105.875% of the aggregate principal amount of the 2024 Notes, in each case plus accrued and unpaid interest.

If a Change of Control Triggering Event (as defined in the Indentures) occurs, each holder of the New Notes will have the right to require Calpine to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s New Notes pursuant to a Change of Control Offer (as defined in the Indentures) on the terms set forth in the Indentures in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest.

If an event of default arises from certain events of bankruptcy or insolvency, all outstanding New Notes will become due and payable immediately without further action or notice. If other events of default arise, including failure to pay principal or interest on a timely basis, failure to comply with the agreements under the Indentures or related security documents, default under or acceleration of certain other indebtedness, failure to pay certain judgments, and repudiation or unenforceability of obligations under the security documents or the guarantees, subject to certain limitations including, if applicable, the giving of notice or the expiration of any grace or cure period, or both, the trustee or holders of at least 25% of the aggregate principal amount of each series of the outstanding New Notes may declare the relevant series of the New Notes to be due and payable immediately.

ITEM 7.01 — REGULATION FD

On October 31, 2013, Calpine announced the closing of the offerings of the New Notes described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith.

On October 31, 2013, Calpine announced the consent date results of the tender offer and consent solicitation described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 herewith.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated October 31, 2013, among Calpine Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, including the form of the 2022 Notes.

4.2	Indenture, dated October 31, 2013, among Calpine Corporation, the guarantors party thereto and Wilmington Trust National Association, as trustee, including the form of the 2024 Notes.

4.3	Supplemental Indenture, dated October 30, 2013, among Calpine Corporation, the guarantors party thereto and Wilmington Trust Company, as trustee.

99.1	Calpine Corporation Press Release 2022 Notes and 2024 Notes dated October 31, 2013.*

99.2	Calpine Corporation Press Release Tender Offer and Consent Solicitation dated October 31, 2013.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: October 31, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated October 31, 2013, among Calpine Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, including the form of the 2022 Notes.

4.2	Indenture, dated October 31, 2013, among Calpine Corporation, the guarantors party thereto and Wilmington Trust National Association, as trustee, including the form of the 2024 Notes.

4.3	Supplemental Indenture, dated October 30, 2013, among Calpine Corporation, the guarantors party thereto and Wilmington Trust Company, as trustee.

99.1	Calpine Corporation Press Release 2022 Notes and 2024 Notes dated October 31, 2013.*

99.2	Calpine Corporation Press Release Tender Offer and Consent Solicitation dated October 31, 2013.*

*	Furnished herewith.